Exhibit 4.16

CONSENT

WHEREAS:

A.     Consolidated Odyssey Exploration Inc. (“ODE”) entered into an Option Agreement (the “First Option Agreement”) with White Knight Gold (U.S.) Inc. (“WKG”) and White Knight Resources Ltd. (“WKR”) dated September 30, 2004, pursuant to which ODE was granted an option to acquire a 50% interest in and to the interest of WKG in 151 unpatented mineral claims (the “Squaw Creek Property”) located in Elko County, State of Nevada, all as more particularly described in the First Option Agreement;

B.     ODE entered into an Option Agreement (the “Second Option Agreement”) with WKG and WKR dated September 30, 2004, pursuant to which ODE was granted an option to acquire a 50% interest in and to the interest of WKG in 107 unpatented mineral claims (the “New Pass Property”) located in Churchill County, State of Nevada, all as more particularly described in the Second Option Agreement (the First Option Agreement and the Second Option Agreement are collectively referred to as the “Option Agreements”);

C.     ODE has convenanted in the Option Agreements to expend and incur Work Expenditures, as defined in the Option Agreements, by September 29, 2005 in respect to the properties of US$500,000 in the aggregate (the “Work Expenditures”);

D.     Subject to the consent of WKG and WKR, ODE has agreed to assign any and all of its rights, title and interest in and to the Option Agreements to Bonaventure Enterprises Inc. (“Bonaventure”) pursuant to an Assignment Agreement, a copy of which is attached hereto as Schedule “A”.

NOW THEREFORE in consideration of WKG and WKR executing this consent, ODE unconditionally and irrevocably guarantees to WKG and WKR that if Bonaventure fails to expend the Work Expenditures on or before September 29, 2005 pursuant to the provisions of the Option Agreements, ODE shall expend the Work Expenditures on or before November 30, 2005, subject to the provisions of the Option Agreements.

WKG and WKR hereby:

i.	consent to the assignment by ODE of all of its right, title and interest in and to the Option Agreements to Bonaventure;

ii.	release ODE from any and all claims which WKG and/or WKR may have as at the date hereof against ODE arising out of or in respect to the Option Agreements; and

iii.	agree to accept common shares of Bonaventure in the place and stead of ODE common shares in respect to any shares delivered to WKR pursuant to paragraphs 2.2(b) of the Option Agreements.

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IN WITNESS WHEREOF the parties have hereunto set their hands at Vancouver, British Columbia, this 15th day of February, 2005.

CONSOLIDATED ODYSSEY EXPLORATION INC.

Per:     “John Thornton”
           _________________________________
          Authorized Signatory

WHITE KNIGHT GOLD (U.S.) INC.

Per:     “John M. Leask”
           _________________________________
          Authorized Signatory

WHITE KNIGHT RESOURCES LTD.

Per:     “John M. Leask”
           _________________________________
          Authorized Signatory

Schedule “A”

ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 15th day of February, 2005.

BETWEEN:

CONSOLIDATED ODYSSEY EXPLORATION INC., a
company duly incorporated under the laws of the Province of
British Columbia, having a place of business at Suite 303, 595
Howe Street, Vancouver, British Columbia, V6C 2T5;

(hereinafter referred to as “ODE”)

OF THE FIRST PART

AND:

BONAVENTURE ENTERPRISES INC., a company duly
incorporated under the laws of the Province of British
Columbia, having a place of business at Suite 303, 595 Howe
Street, Vancouver, British Columbia, V6C 2T5

(hereinafter referred to as “Bonaventure”)

OF THE SECOND PART

WHEREAS:

A.     ODE entered into an Option Agreement (the “First Option Agreement”) with White Knight Gold (U.S.) Inc. (“WKG”) and White Knight Resources Ltd. (“WKR”) dated September 30, 2004, pursuant to which ODE was granted an option to acquire a 50% interest in and to the interest of WKG in 151 unpatented mineral claims (the “Squaw Creek Property”) located in Elko County, State of Nevada, all as more particularly described in the First Option Agreement, a copy of which is attached hereto as Schedule “A”;

B.     ODE entered into an Option Agreement (the “Second Option Agreement”) with WKG and WKR dated September 30, 2004, pursuant to which ODE was granted an option to acquire a 50% interest in and to the interest of WKG in 107 unpatented mineral claims (the “New Pass Property”) located in Churchill County, State of Nevada, all as more particularly described in the Second Option Agreement, a copy of which is attached hereto as Schedule “B” (the First Option Agreement and the Second Option Agreement are collectively referred to as the “Option Agreements”);

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C.     ODE has agreed to assign and transfer to Bonaventure all of ODE’s interest in and to the Option Agreements pursuant to the provisions of this Assignment Agreement, subject to the consent of WKG and WKR.

NOW THEREFORE THIS ASSIGMENT WITNESSES THAT in consideration of the premises, the sum of $10.00 now paid by ODE to Bonaventure, and Bonaventure paying to ODE the monies and issuing the shares in its capital stock as hereinafter set out, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree each with the other as follows:

1.      ODE hereby irrevocably and absolutely assigns, transfers and sets over to Bonaventure all of ODE’s right, title and interest in and to the Option Agreements, and all benefits to be derived therefrom.

2.      ODE covenants with Bonaventure that the Option Agreements are valid and existing agreements, and that the payments referred to under paragraphs 2.2(a)(i) and (ii) therein have been paid to WKG in the aggregate sum of USD$100,000, and that the common shares in the capital stock of ODE to be issued to WKR pursuant to paragraph 2.2(b)(i) of the Option Agreements have been issued in the aggregate of 200,000 common shares in the capital stock of ODE. ODE further covenants and agrees that it has duly observed and performed, up to the date hereof, all of the covenants, provisos and conditions contained in the Option Agreements to be performed by ODE.

3.       In respect to the Option Agreements, ODE has incurred the additional costs and expenses as set out on Schedule “C” hereto (the “Expenses”)

4.      ODE represents and warrants to Bonaventure that:

(a)	It is entitled to assign the Option Agreements to Bonaventure.

(b)	Bonaventure may enjoy the benefits of the Option Agreements, and ODE shall at all times hereafter, at the request and cost of Bonaventure, execute such further assurances in respect of this assignment as Bonaventure may reasonably request.

(c)	ODE has not encumbered its rights under the Option Agreement.

5.      In consideration of ODE assigning the Option Agreements to Bonaventure, Bonaventure covenants to be bound by the provisions of the Option Agreements in the place and stead of ODE and to pay and reimburse ODE for the costs and expenses incurred by ODE in entering into the Option Agreements, namely, Bonaventure shall:

(a)	pay to ODE USD$100,000

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(b)	pay to ODE the Expenses; and

(c)	issue to ODE 200,000 shares in Bonaventure’s capital stock, such shares to be subject to such resale restrictions as may apply pursuant to the policies of the TSX Venture Exchange or the Securities Act (British Columbia).

6.      The parties hereto acknowledge that this Agreement is subject to acceptance by the TSX Venture Exchange and the consents of WKR and WKG.

7.      Any notice, requests, demands and other communication to be given under this Agreement shall be in writing and shall be delivered by hand, email or by facsimile to the parties at their following respective addresses:

To:	Consolidated Odyssey Exploration Inc. Suite 303 - 595 Howe Street Vancouver, British Columbia, V6C 2T5

Attention: Joe DeVries Facsimile: (604) 718-2808 Email: Joe@odysseyexplorations.com

Bonaventure Enterprises Inc. Suite 303 - 595 Howe Street Vancouver, British Columbia, V6C 2T5

Attention: Basil Pantages Facsimile: (604) 718-2808 Email: Basil@bonaventure.us

8.     This Assignment may not be modified or amended except by an instrument in writing signed by the parties hereto or, where applicable, their successors or assigns.

CONSOLIDATED ODYSSEY EXPLORATION INC.

Per:

__________________________________
      (Authorized Signatory)

BONAVENTURE ENTERPRISES INC.

Per:

__________________________________
      (Authorized Signatory)